UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 12/28/2012

Savient Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-15313

DE	13-3033811
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

400 Crossing Blvd.

Bridgewater, NJ 08807

(Address of principal executive offices, including zip code)

732-418-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On December 28, 2012, Lee S. Simon, M.D., resigned as director of Savient Pharmaceuticals, Inc. (the “Company”) for personal reasons. Dr. Simon’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Savient Pharmaceuticals, Inc.

Date: December 31, 2012	By:
/s/ Philip K. Yachmetz
Philip K. Yachmetz

SVP & General Counsel